Exhibit 10.1
TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is effective as of August 15, 2018 (the “Effective Date”) between FitLife Brands, Inc., a Nevada corporation (the “Company”), and Michael Abrams (“Abrams”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, Abrams is the Chief Financial Officer of the Company and a member of the Company’s Board of Directors; and

WHEREAS, the Parties desire to transition Abrams’ responsibilities with the Company, including Abrams’ service on the Company’s Board of Directors, each on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Continued Employment. Abrams’ employment with the Company shall continue until February 15, 2019 (the “Termination Date”) at Abrams’ current annual salary, provided, however, the parties agree and acknowledge that Abrams’ employment with the Company may be terminated by either Party at any time after the date hereof, with or without notice, with or without cause (“Early Termination”). The Parties agree and acknowledge that in the event of Early Termination, Abrams shall only be entitled to the benefits specifically set forth in this Agreement.

2. Service on the Board of Directors. On the earlier to occur of the date of Early Termination or the Termination Date, Abrams shall tender his resignation as a member of the Company’s Board of Directors, effective as of such date. Such resignation shall be in the form attached hereto as Exhibit A (“Resignation”), which Resignation shall be executed and held by counsel for the Company and delivered to the Company effective on the date of Early Termination or the Termination Date, as the case may be (the “Effective Date”).

3. Severance Benefits. In the event Abrams’ employment by the Company is terminated by either Party prior to the Termination Date, Abrams shall be paid as severance the amount otherwise due and payable Abrams under the terms of this Agreement from the date of Early Termination up to and including the Termination Date (“Severance Benefits”), which Severance Benefits shall be paid in equal biweekly installments corresponding with the Company’s existing payroll practices, beginning on the Early Termination Date and continuing through the Termination Date. Abrams acknowledges that the Severance Benefits represent consideration to which he would not otherwise be entitled and is in lieu of any rights or claims that he may have with respect to any Severance Benefits or other remuneration from the Company. For the avoidance of doubt, Abrams acknowledges and agrees that he will receive no additional payments other than Severance Benefits set forth herein, including, but not limited to, for services rendered for accrued or unused vacation, or paid time off; provided, however, that Abrams shall be entitled to reimbursement by the Company for all bonafide business expenses incurred by Abrams up to and including the earlier to occur of the Early Termination Date or Termination Date.

4. Release. For and in consideration for the continued employment by the Company and/or the payment to Abrams of the Severance Benefits Abrams will receive from the Company, as the case may be, Abrams, on his own behalf and on behalf of his successors and assigns (collectively referred to as “Releasor”), effective on the date hereof and as of the Effective Date, hereby release and forever discharge the Company, its predecessors, successors, corporate affiliates, parent entities and subsidiaries and their respective officers, directors, agents, representatives, employees, consultants and advisors (collectively referred to as “Releasee”), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits, costs, attorneys’ fees, damages, indemnities, obligations and/or liabilities of any nature whatsoever (“Release”), whether known or unknown, which Releasor ever had, now has or hereafter can, shall or may have against Releasee, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, including, but not limited to, the following: (i) all such claims and demands directly or indirectly arising out of or in any way connected with Abrams’ employment with the Company and/or its affiliated entities, parents and subsidiaries or the termination of that employment; (ii) all such claims and demands related to salary, bonuses, commissions, restricted stock, unvested stock options or unvested warrants, or any other benefits or compensation which have, are or may be due to me or my beneficiaries from the Company and/or its affiliated entities, parents and subsidiaries, including vacation pay, fringe benefits and/or any other form of compensation; (iii) any claims arising under any federal, state or local law, statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Chapter 48 of the Nebraska Statutes, Nebraska’s Fair Employment Practices Act, Part I, Title XXI of the General Laws of the Commonwealth of Massachusetts, and Chapter 613 of the Nevada Revised Statutes; and (iv) any claims for breach of contract related to Abrams’ employment, express or implied, including any claim for breach of any implied covenant of good faith and fair dealing, wrongful discharge, discrimination, harassment, fraud, defamation, intentional tort, emotional distress and negligence. Notwithstanding the foregoing, Releasor does not release any rights he may have (a) to payment of the Severance Benefits in the event Abrams’ employment is terminated for any reason prior to the Termination Date; (b) to payment of accrued benefits under an employee benefit plan, to the extent and in the manner prescribed by the plan documents; (c) to payment of bona fide expense reimbursements; (d) to elect continued healthcare coverage under an employee health plan pursuant to COBRA, it being understood and agreed that the cost of health insurance coverage shall be paid by the Company until the Termination Date; provided, however, in the event of Early Termination initiated by Abrams, the Company shall not be responsible for such health care costs as of the Early Termination date, and although Abrams may continue such coverage, he shall assume all costs of healthcare insurance as of the date of, and subsequent to, the Early Termination; (e) to file, or assist in the investigation of, a charge against the Company with a state or federal agency with jurisdiction over unlawful employment practices; or (f) to apply for and receive unemployment benefits.

5. Covenants. The benefits provided for under this Agreement are subject to the following:

5.1 Abrams’ continued compliance with the restrictive covenants set forth in any other agreement between Abrams and the Company in effect at the date hereof and continuing through the Termination Date. By way of example, as of the date of this Agreement, Abrams remains bound by the restrictive covenants set forth in any grant documents governing the grant of equity awards to Abrams.

5.2 Until the date of Early Termination or the Termination Date, Abrams shall:

(a)           transition and transfer to the Chief Executive Officer, or such executive determined by the Chief Executive Officer (the “Designated Officer”), all duties and responsibilities of Abrams that existed at any time prior to the date of this Agreement, including, but not limited to, providing to Designated Officer all trade secrets, information regarding the Company’s products, customers, distributors, vendors, or otherwise related to the Company’s business, products or operations, whether or not confidential, within the knowledge or domain of Abrams;

(b)           provide a list to the Designated Officer of all assets, including inventory, fixed assets, website domains, or other property, tangible or intangible, directly or indirectly controlled by, or under common control with, Abrams as of the date of this Agreement (“Company Assets”). To the extent that Abrams has disposed of any Company Assets prior to the date of this Agreement, directly or indirectly, Abrams shall provide to the Designated Officer a list of such Company Assets disposed of, and shall remit to the Company any consideration received by Abrams for such Company Assets; and

(c)           return to the Company all Company Assets. The Parties agree and acknowledge that the term “Company Assets” as used in this Section 5.3 shall not include any tangible assets with a value less than $500.00 (product past its expiration date is deemed to have no value).

5.3
Nondisclosure and Nonuse of Confidential Information.

(a) Abrams shall not disclose or use at any time, after the Effective Date, any Confidential Information (as defined below) of which Abrams became aware during his employment with the Company, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Abrams’ performance in good faith of duties assigned to Abrams by the Company or is required to be disclosed by law, court order, or similar compulsion; provided, however, that such disclosure shall be limited to the extent so required or compelled; and provided, further, that Abrams shall give the Company notice of such disclosure and cooperate with the Company in seeking suitable protection.

(b) As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any Affiliate in connection with its business, including, but not limited to, information, observations and data obtained by Abrams while employed by the Company or any predecessors thereof (including those obtained prior to the Effective Date) concerning the Company’s or any affiliate’s (i) business or affairs, (ii) products or product formula, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers, clients, suppliers and publishers and customer, client, supplier and publisher lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, (xv) business strategies, acquisition plans and candidates, financial or other performance data and personnel lists and data, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Abrams proposes to disclose or use such information. Confidential Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

6. Non-Disparagement. The Parties agree not to defame, disparage or criticize each other at any time.

7. Prohibited Activities. Without the Company’s prior written consent, for a period of one (1) year from the Effective Date, Abrams shall not (i) solicit, directly or indirectly, or cause to be solicited the employment of or employ any person who is now employed by Company (or whose activities are dedicated to the Company); or (ii) offer or sell product in direct competition with any product currently offered by the Company up until the Effective Date, directly or indirectly, or solicit any current customer of the Company, the result of which is that the Company’s business with such customer is harmed. The Parties agree that a product shall be deemed to be currently offered provided such products generate a minimum of $10,000 in revenues during the twelve months prior to the Effective Date.

8. Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Mutual Drafting. Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the Parties, at arm’s length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to either Party, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

10. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nebraska without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of Nebraska in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

12. Assignment.  Neither the Company nor Abrams may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Abrams to any affiliate or in the event that the Company shall after the Effective Date effect a reorganization, consolidate with or merge into, any entity or transfer all or substantially all of its properties or assets to any entity. This Agreement shall inure to the benefit of and be binding upon the Company and Abrams, their respective successors, executors, administrators, heirs and permitted assigns.

13. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving Party. The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to Abrams at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of Chief Executive Officer, or to such other address as any Party may specify by notice to the other.

15. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter.

16. Amendment.  This Agreement may be amended or modified only by a written instrument signed by Abrams and by an expressly authorized representative of the Company.

17. Headings.  The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

ABRAMS

_____________________________
Michael Abrams

FITLIFE BRANDS, INC.

_____________________________
By:       Dayton Judd
Title:    Chief Executive Officer

EXHIBIT A

[DATE]

Re:
Resignation

To the Board of Directors of FitLife Brands, Inc.

Please accept this letter as my official resignation from the Board of Directors of FitLife Brands, Inc. (the “Company”), and from the Board of Directors of each direct and indirect subsidiary of the Company, effective as of _______ __, 201_.

My resignation is not the result of any disagreement with the Company’s management regarding any matter related to the Company or otherwise.

Respectfully,

Michael Abrams